EXHIBIT 23.3

                      [LETTERHEAD OF PENNIE & EDMONDS LLP]


                                 August 7, 2000


Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059


     Re: S-4 Registration Statement


Dear Mr. Day:

         We consent to the following reference to our firm under the heading "Experts" in the S-4 Registration Statement ("Prospectus"):

       --The  statements  in  this  Prospectus  that  relate to thalidomide U.S.
       patent   rights   licensed   from   The   Rockefeller   University   and
       EntreMed/Children's Medical Center Corporation under the caption "Risk Factors--The combined company may not be able to protect its intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as special patent counsel to Celgene Corporation for these matters, and are included herein in reliance upon their review and approval as experts in the United State Patent Law.--


                                        Very truly yours,


                                        /s/ Pennie & Edmonds LLP
                                        Pennie & Edmonds LLP